Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-135251 and 333-43498), and Form S-3 (No. 333-139402) of Omega Protein Corporation of our report dated March 10, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP.

Houston, Texas

March 10, 2009